UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 29, 2021 (September 29, 2021)

BOSTON OMAHA CORPORATION
(Exact name of registrant as specified in its Charter)

Delaware	001-38113	27-0788438
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1601 Dodge Street, Suite 3300 Omaha, Nebraska 68102 (Address and telephone number of principal executive offices, including zip code)
(857) 256-0079 (Registrant's telephone number, including area code)
Not Applicable (Former name or address, if changed since last report)

Securities registered under Section 12(b) of the Exchange Act:

Title of Class	Trading Symbol	Name of Exchange on Which Registered
Class A common stock, $0.001 par value per share	BOMN	The Nasdaq Stock Market LLC (NASDAQ Capital Market)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 29, 2021, Boston Omaha Corporation (the “Company”), entered into an at-the-market equity offering program (the “ATM Program”) pursuant to a Sales Agreement (the “Sales Agreement”) by and between the Company and Wells Fargo Securities, LLC ( “Wells Fargo Securities”). This ATM Program is consistent with the Company’s historical practice of having available to management the option to issue stock from time to time in order to continue to fund the growth of its fiber to the home rural broadband business, acquire additional billboards, and make other such investments in assets as needed to seek to grow intrinsic value per share.  Boston Omaha's general preference is always to have options available to it from a capital allocation perspective which includes, but is not limited to, having a regularly filed ATM program.

Pursuant to the terms of the Sales Agreement, the Company may sell, from time to time, shares (collectively, the “Placement Shares”) of the Company’s Class A Common Stock, par value $0.001 per share (the “Class A Common Stock”), with an aggregate sales price of up to $100,000,000 through Wells Fargo Securities, in transactions that are deemed to be “at-the-market” offerings as defined in Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”).

Upon delivery of a placement notice (a “Placement Notice”) and upon the terms and subject to the conditions of the Sales Agreement, Wells Fargo Securities will use reasonable efforts consistent with its normal trading and sales practices, applicable laws and the rules of the NASAQ Capital Market (“NASDAQ”) to sell the Placement Shares from time to time based upon the Company’s instructions for the sales, including price, time or size limits specified, and otherwise in accordance with, the terms of such Placement Notice. Pursuant to the Sales Agreement, Wells Fargo Securities may sell Placement Shares by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act, including without limitation sales made through NASDAQ or on any other existing trading market for the Class A Common Stock. Notwithstanding the foregoing, Wells Fargo Securities may not purchase Placement Shares for its own account as principal unless expressly authorized to do so by the Company.

The Company intends to use the net proceeds from the offering, after deducting Wells Fargo Securities’ commissions and the Company’s offering expenses, for general corporate purposes, which may include financing its existing businesses and operations, and expanding its businesses and operations through additional acquisitions and minority investments and additional hires.

For sales of Placement Shares through Wells Fargo Securities, the Company will pay Wells Fargo Securities a commission at a mutually agreed rate of 3% of the gross sales price per Placement Share. In addition, the Company has agreed to pay certain expenses incurred by Wells Fargo Securities in connection with the offering. The Company has no obligation to sell any shares under the Sales Agreement, and may at any time suspend the offering of Placement Shares under the Sales Agreement.

The Sales Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Company and Wells Fargo Securities have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. The ATM Program pursuant to the Sales Agreement will automatically terminate upon the issuance and sale of all of the Placement Shares through Wells Fargo Securities.

The Placement Shares will be offered and sold pursuant to a shelf registration statement on Form S-3 (File No. 333-254870), which was initially filed with the Securities and Exchange Commission on March 30, 2021, and a related prospectus supplement, dated September 29, 2021.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The legal opinion of Gennari Aronson, LLP relating to the Placement Shares is filed as Exhibit 5.1 to this Current Report on Form 8-K.

The Sales Agent and affiliates of the Sales Agent have from time to time performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for the Company and for its affiliates in the ordinary course of business for which they have received and would receive customary compensation.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits. The Exhibit Index set forth below is incorporated herein by reference.

EXHIBIT INDEX

Exhibit Number	Exhibit Title
1.1	Sales Agreement, dated as of September 29, 2021, by and between the Company and Wells Fargo Securities, LLC
5.1	Opinion of Gennari Aronson, LLP
23.1	Consent of Gennari Aronson LLP (contained in Exhibit No. 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON OMAHA CORPORATION (Registrant)

By:	/s/ Joshua P. Weisenburger
Joshua P. Weisenburger,
Chief Financial Officer

Date: September 29, 2021

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